Vor Bio Announces $150 Million Private Placement

BOSTON, Mass., December 15, 2025 (GLOBE NEWSWIRE) -- Vor Bio (Nasdaq: VOR), a clinical-stage biotechnology company transforming the treatment of autoimmune diseases, announced today that it has entered into a securities purchase agreement to sell 13,876,032 shares of its common stock at a price of $10.81 per share to a select group of institutional and accredited healthcare specialist investors in a private placement. Vor Bio anticipates the gross proceeds from the private placement to be approximately $150 million, before deducting any offering-related expenses. Vor Bio did not engage a placement agent in connection with the private placement. The private placement is expected to close on or about December 18, 2025, subject to the satisfaction of customary closing conditions.

The financing includes participation from new and existing institutional investors, including RA Capital Management, Forbion, Frazier Life Sciences, Caligan Partners, Logos Capital, and Venrock Healthcare Capital Partners. In addition, as part of the private placement, Forbion is being granted the right to appoint one director to Vor Bio’s board of directors.

Vor Bio intends to use the net proceeds from the private placement to advance the clinical development of telitacicept, including the ongoing global Phase 3 clinical trial for myasthenia gravis and initiation of a global Phase 3 clinical trial in primary Sjögren's disease, and for working capital and general corporate purposes.

The offer and sale of the securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Concurrently with entering into the securities purchase agreement, Vor Bio and the investors entered into a registration rights agreement pursuant to which Vor Bio has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock issued in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Vor Bio

Vor Bio is a clinical-stage biotechnology company transforming the treatment of autoimmune diseases. The Company is focused on rapidly advancing telitacicept, a novel dual-target fusion protein, through Phase 3 clinical development and potential commercialization to address serious autoantibody-driven conditions worldwide. For more information visit www.vorbio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “can,” “continue,” “could,”

“design,” “enable,” “expect,” “initiate,” “intend,” “may,” “on-track,” “ongoing,” “plan,” “potential,” “should,” “target,” “update,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include Vor Bio’s statements regarding the private placement, including expected proceeds, expected use of proceeds and expected closing of the private placement; and other statements that are not historical fact.

Vor Bio may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including market conditions and failure of customary closing conditions. These and other risks are described in greater detail under the caption “Risk Factors” included in Vor Bio’s most recent annual or quarterly report and in other reports it has filed or may file with the Securities and Exchange Commission. The results of the clinical trial described in this press release is based on information reported by RemeGen; Vor Bio has not independently verified this data.

Any forward-looking statements contained in this press release speak only as of the date hereof, and Vor Bio expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise, except as may be required by law.

Media & Investor Contacts:
Carl Mauch

cmauch@vorbio.com

Sarah Spencer

investors@vorbio.com